LICENSE AGREEMENT
                                -----------------

THIS AGREEMENT made as of the Eighteenth Day of September, 1998

BETWEEN:

   CONTEXUAL TRADING COMPANY, INC.,
   (a California corporation)
   37820 Old Highway 80 Boulevard, California 90905
   (hereinafter referred to as "Licensor")
                                                               OF THE FIRST PART

AND:

   TEJON ACQUISITION CORP,
   (a Delaware corporation)
   3550 National Avenue
   San Diego, California 92113
   (hereinafter referred to as "Licensee")
                                                              OF THE SECOND PART


WHEREAS:

1. The Licensor is the exclusive owner of the Food Palace international market, tortilla factory, bakery and delicatessen, along with the recipes, formulations, operational format and systems and marketing materials. The Food Palace systems and products may have line extensions to include, but not limited to, other grocer, bakery & food products and take-out foods. The "in-house" Food Palace proprietary brands are known as the "Azteca" product line. The name "Azteca" is generic and is not conducive to trademark protection. The Licensor intends to register the tradename "Food Palace" for all of the proprietary products when there are sufficient locations to create name recognition for the Food Palace grocery product lines. The "in house" specialty products and recipes are proprietary products as well as the applicable marketing materials associated with the product. The Food Palace grocery & food products, including variations, improvements and product line extensions, are hereinafter referred to as the "Product". The Food Palace formats, marketing systems and operational systems, including variations and improvements, are hereinafter referred to as the "System".


2. The Licensor's Product and System are proprietary and distinguished by certain formulations and the tradename "Azteca" and the format for retail marketing.


3. The Licensor is the holder of the worldwide marketing and distribution System and Product along with the various promotional literature and Product and System information suitable for use in the world market.


4. The Licensee is desirous of obtaining the exclusive North American marketing and distribution rights and may sub-license various territories to suitable sub-licensees. The Licensee will have the exclusive North American rights to market, distribute and franchise the Food Palace Product and System.

     The sub-licensees will have the assigned rights to market and distribute the Food Palace Product and System within a specific territory. The Licensor reserves the right to approve the various tradenames, logos, etc, as may be deemed appropriate. The Licensor hereby warrants that the Licensor has not registered any tradenames, although the Licensor has been using the tradename "Azteca" in the United States. The Licensee has the right to use this tradename until the "Food Palace" tradename can be protected.


5. The Licensor is hereby granting the North American marketing, franchising and distribution rights to the Food Palace Product and System, by the terms and conditions more particularly herein described.


NOW THEREFORE THIS AGREEMENT WITNESSED that in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


TERMS AND CONDITIONS:


1. The Licensor warrants that it is the possessor and exclusive worldwide marketing, franchising and distribution rights of the Food Palace Product and System and all improvements thereof, and is rightfully and absolutely possessed of and entitled to the worldwide marketing and distribution rights of the Product and System, and further warrants that such exclusive rights, or any portion thereof, specifically the North American rights are fully assignable and the Licensor has the right to grant or assign the rights as set forth herein.


2. The Licensor hereby grants and issues to the Licensee, the North American marketing, franchising and distribution rights in consideration for 3,500,000 common, non-assessable shares of common stock of the Licensee's share capital issued to the Licensor or designee. The Licensee agrees to pay to the Licensor a continuing 1% royalty, which is based on gross sales, exclusive of any local, state or federal taxes, or sales commissions or promotional costs.


3. The Licensor does hereby warrant and agrees that:

     a) the Licensee may market, franchise, and distribute the Product and System in North America, or in the case of a Sub-Licensee, within the Territory.
     b) the Licensee and Sub-Licensees (if any) shall be appraised of all improvements and amendments to the Product and System.
     c) the Licensee and Sub-Licensees must conduct ethical business practice with respect to advertising, credit arrangements, sub-distributor agreements, sales contracts, and in all other phases of marketing and distributing the Product and System in the normal course of business.


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


4. The License Agreement hereby granted shall continue in existence until terminated, PROVIDED that this Agreement may not be terminated except as follows:

    a) Upon mutual written consent of the parties hereto;

    b) At the option of the Licensor if the Licensee defaults or fails to perform any of the Licensee's obligations under this Agreement and/or fails to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given by the Licensor to the Licensee.

    c) At the option of the Licensor:

               i) If the Licensee becomes insolvent.
              ii) If a receiver is appointed to take possession of the
                  Licensee's business or property or any part thereof.
             iii) If the Licensee shall make a general assignment for the benefit of creditors.

     d) At the option of the Licensee if the Licensor defaults or fails to perform any of their assigned obligations under this Agreement and shall fail to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given to the Licensor by the Licensee.


5. The Licensor and Licensee provide and warrant that all Product and System delivered to the marketplace shall be free from defects in quality, workmanship and/or materials and as defined as the Product and System of the Licensor. In the event that any Product or System is found defective in quality, workmanship and/or materials, the responsible party shall have sixty days to correct the defect in the Product and/or System.


6. This Agreement provides that the rights and privileges granted to the Licensee, under the terms & conditions of this Agreement, shall apply to any improved version of the Product and System and that the Licensor shall be expedient in the notification of any and all such improvements of the Product and System to the Licensee. Further, the Licensee shall be entitled to market any and all improvements and any additional Product or System developed by the Licensor under the same terms and conditions as described herein for original Product and System.


7. The parties hereto agree to use their best efforts to carry out the provisions of this License Agreement, but in the event of accidents, fires, delays in manufacturing, delays of carriers and government actions, acts of God, state of war, or any other cause beyond the control of either party, neither party shall be required to perform, nor shall the delay, non performance or other default resulting from or contributed to by any of the above reasons give either party the right to terminate this Agreement. The parties hereto agree that time for performance be extended to allow for delay resulting from circumstances and events.


8. The Licensor and Licensee agree that they will, at their sole expense, either directly or by their agents, take whatever steps necessary to protect the proprietary nature of the Product and System and the good will and integrity of the Food Palace concept and locations. All advertising and public profile must be agreed to by the Licensor as to concept and content.

9 . This Agreement provides that the Licensor will take all reasonable steps to preserve and protect the Product and System to the best of its ability and to protect all trade secrets and proprietary information and agrees that the quality and standards of the Product and System shall be maintained in accordance with the highest specifications.


10. The Licensee hereby accepts the rights to mass market the Food Palace Product and System in North America and to use its best efforts and to take all reasonable actions to promote customer interest and effect the sale of the Product and System.


11. The Licensee's plan of marketing the Food Palace Product and System shall be conducive to the highest advertising and distribution standards.


12. The Licensee shall have the right to appoint and sub-license distributors and/or sales agents within the Territory to market the Food Palace Product and Systems. The distributors and/or sales agents will be appointed at the sole discretion of the Licensee and such agents and/or distributors shall be responsible only to the Licensee. The Licensee is responsible to the Licensor.


13. The Licensee herein undertakes that all advertising material conform to local and federal statutory advertising regulations and to operate within and conform to Territorial laws.


14. This Agreement provides that the Licensor will provide the Licensee with any and all literature which it may, from time to time, have in its possession with respect to the promotion and use of the Product and System.


15. The Licensee shall be responsible for the purchasing, at the Licensee's discretion and cost, all of the advertising and other promotional endeavors within the Territory and shall be solely responsible for same.


16. In the event that either party hereto shall deem the other party to be in default of this Agreement, the one party shall give to the other party written notice of such default and the other party shall have sixty days from the date of such notice to remedy such default, or to institute a bona fide proceeding to remedy such default.


17. This Agreement contains the entire agreement between the parties and no representations, inducements or agreements, oral and/or otherwise, not embodied herein, shall have any force or effect.


18. Should any legal dispute arise on the TERMS AND CONDITIONS of this Agreement, the parties hereto agree to the venue of the State of Nevada, and its applicable laws for any and all disputes.

THE LICENSOR AND LICENSEE HAVE COMMON OFFICERS, DIRECTORS AND OWNERSHIP. THIS LICENSE AGREEMENT IS TO BE CONSIDERED AS "NON ARMS LENGTH" TRANSACTION.

THE FOLLOWING DO HEREBY AFFIX THEIR SEALS AND SIGNATURES:



/s/
-------------------------------
Contexual Trading Company, Inc.
by Ramsey Najor
LICENSOR





/s/
-------------------------------
TEJON ACUISITION CORP.
By Daniel Najor, Director
LICENSEE



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